DAVIDSON & COMPANY
Chartered Accountants
A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Titanium Intelligence, Inc. of our report dated April 19, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DAVIDSON & COMPANY

Chartered Accountants

Vancouver, Canada

May 10, 2002